Exhibit 99.2
White Electronic Designs Corporation Names
Gerald R. Dinkel as President and Chief Executive Officer

Contact:	White Electronic Designs Corp.	Lytham Partners, LLC
	Roger Derse	Joe Diaz, Robert Blum or Joe Dorame
	Chief Financial Officer	wedc@lythampartners.com
	602-437-1520	602-889-9700
rderse@wedc.com
PHOENIX, AZ, August 12, 2009 — White Electronic Designs Corporation (NasdaqGM: WEDC), a manufacturer of innovative components and systems for defense and aerospace applications, announced today that the Board of Directors has appointed Gerald R. Dinkel as president and chief executive officer of the Company.
An executive with more than 35 years of experience in the defense industry, Mr. Dinkel has a strong background in electronic systems technology and development, general management, international business and mergers & acquisitions. Since 2007 he has been a Senior Advisor to Washington, DC-based Renaissance Strategic Advisors. From 2000 to 2007, he served as chief executive officer of Cubic Corporation’s (NYSE: CUB) defense-related businesses.
“I am excited to be joining White Electronic Designs Corporation at this important juncture of its history,” said Mr. Dinkel. “The Company is well known as a leading military microelectronics technology provider. Over the years I have worked closely with many of the defense contractors and weapons systems which incorporate White products, and am impressed with the sophistication and efficacy of White’s technology. The combination of unique technology critical to high priority defense systems, close customer relationships and financial strength position White very well to grow and prosper in this defense environment. I look forward to working with the entire White team to strategically and opportunistically expand our technology platform, consistently grow our business and enhance shareholder value.”
Prior to joining Cubic Corporation Mr. Dinkel had a long career at Westinghouse Electronic Systems, now part of Northrop Grumman, where he was instrumental in growth of the airborne radar and weapon systems businesses. He played key roles on a variety of programs, especially the F-16 radar and the Longbow Apache weapon system, and held general management positions for Missile Systems and Logistics Systems and Services.
Mr. Dinkel holds a Bachelor of Science degree in electrical engineering from Rose-Hulman Institute of Technology in Indiana.
Brian Kahn, chairman of the Board of Directors of White Electronic Designs Corporation, commented, “We are pleased to have a professional with the experience and skill set of Gerry Dinkel as our new CEO. With his extensive industry experience and the high regard in which he is held within the global defense community, Gerry is uniquely qualified to lead White into the future. In June we reported that our strategic alternatives process was complete and a stand-alone strategy was appropriate moving forward. We believe shareholder value will be most enhanced by a focus on White’s core defense electronics business coupled with strategic growth by acquisition in the broad defense market. Gerry’s broad expertise will be instrumental in White’s progression toward becoming a larger, more diversified defense technology provider.

We look forward to collaborating with Gerry in the coming years as the Company accelerates its growth trajectory. We look to the future with great anticipation.”
About White Electronic Designs Corporation
White Electronic Designs (NASDAQ: WEDC) delivers sophisticated multi-chip semiconductor products, high-efficiency memory devices, circuit integration and build-to-print assemblies for defense & aerospace applications. The ability to address the unique size, performance and quality requirements for technology creators in the defense and aerospace market has established White Electronic Designs as the industry’s customer-focused solutions provider. Capabilities include design, manufacturing and obsolescence management for advanced defense electronic solutions, including die stacking and secure microelectronics, as well as complex circuit card integration. Headquartered in Phoenix, Arizona, White Electronic Designs operates world-class development and production centers in Arizona and Indiana. For more information, visit www.whiteedc.com or call 602-437-1520.
Cautionary Statement
This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words, “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. Additionally, other factors that could materially and unexpectedly affect the Company’s results are set forth in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on our forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this press release, or to reflect the occurrence of unanticipated events. WEDC-F